Exhibit 99.1

FOR IMMEDIATE RELEASE

Arconic Announces Closing of $700 Million Notes Offering and $800 Million ABL

Facility Replacing Existing Term Loan and Revolver Facilities

PITTSBURGH – May 13, 2020 – Arconic Corp. (NYSE: ARNC) (“Arconic” or “the Company”) announced today that it closed its offering of first lien notes (the “Notes”) in the aggregate principal amount of $700 million at 6.000% interest per annum, with a maturity date of May 15, 2025.

The Company also replaced its cash flow revolver with a new asset-based credit facility (the “ABL Facility”) with aggregate commitments of $800 million. Deutsche Bank AG New York Branch is Administrative Agent for the ABL Facility. Availability under the ABL Facility is subject to a borrowing base calculation generally based upon a set percentage of eligible accounts receivable and inventory, less customary reserves.

Chief Executive Officer Tim Myers said, “This recapitalization provides us with the right capital structure for our Company moving forward. Demand for the Notes and participation in the ABL Facility was exceptionally strong, and as a result, we were able to upsize the recapitalization from $1.35 billion to $1.5 billion in the aggregate without any increase to pricing.”

The Company used the net proceeds from the offering, together with cash on hand, to prepay in full the obligations outstanding under its senior secured first-lien term loan B facility, and prepay in full the obligations outstanding under its revolving credit facility and terminate in full the commitments thereunder. The Notes and the ABL Facility are fully and unconditionally guaranteed, jointly and severally, by each of the Company’s wholly-owned domestic subsidiaries. Each of the Notes and the related guarantees are secured on a first-priority basis by liens on certain assets of the Company and the guarantors and on a second-priority basis by certain other assets of the Company and the guarantors that constitute first-priority collateral for the ABL Facility. The ABL Facility is secured on a first-priority basis by liens on accounts receivable, inventory and certain other ABL priority collateral and on a second-priority basis by certain other assets.

The Notes and related guarantees were sold in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

About Arconic Corporation

Arconic Corporation (NYSE: ARNC), headquartered in Pittsburgh, Pennsylvania, is a leading provider of aluminum sheet, plate and extrusions, as well as innovative architectural products, that advance the ground transportation, aerospace, industrial, packaging and building, and construction markets.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic Corporation’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including the Company’s capital structure and use of proceeds. These statements reflect beliefs and assumptions that are based on Arconic Corporation’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic Corporation believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to the risk factors summarized in Arconic Corporation’s reports filed with the U.S. Securities and Exchange Commission (SEC).

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Investor Contacts	Media Contact

Jason Secore	Tracie Gliozzi
Shane Rourke	(412) 992-2525
(412) 315-2984	Tracie.Gliozzi@arconic.com
Investor.Relations@arconic.com